Form N-SAR

Sub-Item 77Q1 (e)
Copies of new or amended Registrant investment advisory contracts
33-63212, 811-7736

Amendment to Janus Aspen Series Investment Advisory Agreement - Capital Appreciation Portfolio is incorporated herein by reference to Exhibit 4(jjj) to Post-Effective Amendment No. 38 to Janus Aspen Series registration statement on Form N-1A, filed on February 18, 2005; accession number 0000950134-05-003372 (File No. 33-63212). Since the filing thereof, the agreement was signed by Loren
M. Starr and Girard C. Miller.

Amendment to Janus Aspen Series Investment Advisory Agreement - Flexible Income Portfolio is incorporated herein by reference to Exhibit 4(kkk) to Post-Effective Amendment No. 38 to Janus Aspen Series registration statement on Form N-1A, filed on February 18, 2005; accession number 0000950134-05-003372 (File No. 33-63212). Since the filing thereof, the agreement was signed by Loren
M. Starr and Girard C. Miller.

Amendment to Janus Aspen Series Investment Advisory Agreement - Growth Portfolio is incorporated herein by reference to Exhibit 4(lll) to Post-Effective Amendment No. 38 to Janus Aspen Series registration statement on Form N-1A, filed on February 18, 2005; accession number 0000950134-05-003372 (File No. 33-63212). Since the filing thereof, the agreement was signed by Loren M. Starr and Girard C. Miller.